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                                                              EXHIBIT 5.1


                        [PIPER & MARBURY LETTERHEAD]


                              December 6, 1996


Apartment Investment and Management Company
1873 South Bellaire Street, Suite 1700
Denver, Colorado 80222


                         REGISTRATION STATEMENT OF FORM S-3
                         ----------------------------------

Ladies and Gentlemen:

      We have acted as special Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement") relating to the public offer and sale from time to time of up to 1,010,598 shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share. The Shares may be offered and sold by certain selling stockholders named in the Registration Statement (the "Selling Stockholders"), including Shares that may be issued in exchange for units
("OP Units") of limited partnership in AIMCO Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), through which substantially all of the Company's operations are conducted. The holders of OP Units have the right, subject to the terms of the agreement of limited partnership of the Operating Partnership (the "Limited Partnership Agreement"), to have some or all of their OP Units redeemed by the Operating Partnership. The Company has the right, under the Limited Partnership Agreement and subject to the Ownership Limit (as defined in the Charter of the Company) to acquire such OP Units in exchange for shares of Class A
Common Stock.

      In our capacity as special Maryland counsel, we have reviewed the following documents:

              (a) the Charter and By-Laws of the Company,


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Apartment Investment and Management Company
December 6, 1996
Page 2

          (b) the Registration Statement,

          (c) the Limited Partnership Agreement,

          (d) the proceedings of the Board of Directors of the Company relating to the issuance of the Shares issued (and to be issued) to the Selling Stockholders,

          (e) a Good Standing Certificate of the Company, dated a recent date, issued by the Maryland State Department of Assessments and Taxation,

          (f) a Certificate of the Secretary of the Company dated December 6, 1996, and

          (g) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

     In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate of the Secretary and have not independently verified the matters stated therein. We assume that the Company will have available at the time of issuance of any of the Shares not now issued at least that number of authorized but unissued shares of Class A Common Stock of the Company equal to the number of shares then being issued.

     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and advise you that the Shares issued by the Company (or to be issued by the Company in exchange for OP Units) have been duly and validly authorized and are (or, when issued and delivered by the Company in exchange for OP Units in accordance with the Limited Partnership Agreement, will be) validly issued, fully paid, and non-assessable.

     The opinion expressed above is limited to the law of Maryland. Such opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement.

                                       Very truly yours,

                                       /s/ PIPER & MARBURY L.L.P.